Exhibit 99.1

Contact:	Mark Haden
Bunge Limited
1-914-684-3398
mark.haden@bunge.com

Contact:	Stewart Lindsay
Bunge Limited
1-914-684-3369
stewart.lindsay@bunge.com

Bunge Limited Announces Closing of Over-Allotment Option for

Cumulative Mandatory Convertible Preference Shares

WHITE PLAINS, NY – November 13, 2007 – Bunge Limited (NYSE: BG) announced that it has completed the sale and issuance today of 112,500 additional 5.125% cumulative mandatory convertible preference shares ($1,000 liquidation preference per share) pursuant to the over-allotment option granted to the underwriter in connection with Bunge's previously announced public offering that closed on November 7, 2007.

As a result of the exercise in full of the over-allotment option, Bunge has issued an aggregate of 862,500 mandatory convertible preference shares in the offering. Bunge received additional net proceeds, after deducting underwriting discounts and commissions, of approximately $110 million, which resulted in aggregate net proceeds from the offering of approximately $845 million. Bunge intends to use the additional net proceeds from the offering to repay indebtedness and for general corporate purposes.

Citi served as the sole manager for the offering.

This offering of preference shares may be made only by means of a prospectus supplement and an accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to this offering can be obtained from Citi at Brooklyn Army Terminal, 140 58th Street, 8th Floor, New York, NY 11220 (fax: (718) 765-6732).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these cumulative mandatory convertible preference shares in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bunge

Bunge Limited is a leading global agribusiness and food company founded in 1818 and headquartered in White Plains, New York. Bunge’s over 22,000 employees in over 30 countries enhance lives by improving the global agribusiness and food production chain.

The company supplies fertilizer to farmers in South America, originates, transports and processes oilseeds, grains and other agricultural commodities worldwide, produces food products for commercial customers and consumers and supplies raw materials and services to the biofuels industry.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities including the anticipated use of proceeds of the offering. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties include market conditions and other factors beyond our control and the risk factors and other cautionary statements described in our filings with the SEC, including the Risk Factors section in “Item 1A. – Risk Factors” of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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Bunge Limited has filed a registration statement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related prospectus supplement and the other documents Bunge Limited has filed with the SEC for more complete information about Bunge Limited and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

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